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                                                                 EXHIBIT 10.24

                                    ADDENDUM NO. 1

         THIS ADDENDUM (hereinafter "Addendum No. 1") is made and entered into between JAVA CENTRALE, INC., a California corporation (hereinafter "Employer") and BRADLEY B. LANDIN (hereinafter "Employee").

         WHEREAS Employee is employed by Employer in the position of Vice-President Operations; and

         WHEREAS Employer and Employee executed an Employment Agreement as of the 1st day of February, 1994 (the "Agreement"); and

         WHEREAS the parties desire to amend the terms of the Agreement:

1. The term of the Agreement as set out in Article 2 is hereby extended to January 31, 1999.

2.       The base salary of $80,000 shall remain the same as described in
Article 1(a) of the Agreement, subject to the adjustment agreed in May of 1996, reducing the base salary to $73,274.

3. The Employee further agrees that he will, upon the written request of the Board, sign an Addendum to the Agreement which provides for changes to the term and compensation, proportional to any such changes agreed to from time to time by Messrs. R. Shannon, G. Nelson and S. Orlando in their respective employment agreements with the Employer.

4. In all other respects the Agreement is hereby confirmed without amendment.

         IN WITNESS WHEREOF the parties have executed this Agreement at Sacramento, California as of the 1st day of January, 1997.


                                       JAVA CENTRALE, INC.

                                       Per: /s/ Richard D. Shannon
                                           -------------------------------
                                             Richard D. Shannon, Chairman


                                       /s/ Bradley B. Landin
                                       -----------------------------------
                                       BRADLEY B. LANDIN